                                                                    EXHIBIT 10.7
                                                                    ------------

              SIXTH AMENDMENT TO SENIOR REVOLVING LOAN AGREEMENT


     THIS AMENDMENT, made and entered into this 29th day of October, 1998, by and between CONSOLIDATION COAL COMPANY, a Delaware corporation ("Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Bank").

                                  WITNESSETH:

     WHEREAS, Borrower and Bank are parties to a Senior Revolving Loan Agreement dated as of December 23, 1993, as amended (the "Loan Agreement");

     WHEREAS, Borrower desires to obtain a Commitment from Bank under the Loan Agreement pursuant to which Loans, in a maximum aggregate principal amount at any one time not to exceed $100,000,000, will be made from time to time prior to the Commitment Termination Date; and

     WHEREAS, Borrower and Bank desire to hereby amend the Loan Agreement in certain other respects, effective October 29, 1998.

     NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, Borrower and Bank hereby agree as follows:

     1. The Loan Agreement is hereby amended in the following respects, effective October 29, 1998:

A.   The definition of "Applicable Margin" within SECTION 1.1 is amended in its
                        -----------------
     entirety to read as follows:

          "Applicable Margin" means, for any Interest Period, the amount
           -----------------
     indicated below for each type of Loan based upon the Credit Rating for each day during such Interest Period:

                                 LIBO               Base
                                 Rate               Rate
     Credit Rating               Loans              Loans
     -------------               -----              -----

     Level I                     0.350%                 0%
     Level II                    0.500%                 0%
     Level III                   1.250%              1.00%

B.   The definitions of "Assessment Rate", "CD Rate", "CD Rate Loan", "CD Rate
                         ---------------    -------                    -------
     (Reserve Adjusted)", "CD Reserve Requirement", "Du Pont" and "Fixed Rate
     ------------------    ----------------------    -------       ----------
     Loan" within SECTION 1.1 are deleted from SECTION 1.1 in their entirety.
     ----

C.   The definition of "Change in Control" within SECTION 1.1 is amended in its
                        -----------------
     entirety to read as follows:

               "Change in Control" means
                -----------------

               (a) with respect to the Borrower, the failure of CEI to own, directly or indirectly, free and clear of all Liens or other encumbrances, one hundred percent (100%) of the outstanding shares of capital stock of the Borrower on a fully diluted basis; and

               (b) with respect to CEI, the failure of Rheinbraun AG and RG to own, directly or indirectly, a cumulative total of at least fifty-one percent (51%) of the outstanding shares of capital stock of CEI, on a fully diluted basis, in each case, free and clear of all Liens and other encumbrances.

D.   The definition of "Commitment Termination Date" within Section 1.1 is
                        ---------------------------
     amended in its entirety to read as follows:

               "Commitment Termination Date" means the earliest of
                ---------------------------

               (a)  October 22, 1999 as such date may be extended pursuant to
          Section 2.4;
          ------------

               (b) five Business Days after notice is given by the Borrower to the Bank for purposes of designating a Commitment Termination Date pursuant to this clause, provided that, on such designated Commitment
                                   --------
          Termination Date, no Loans are outstanding;

               (c) immediately and without further action upon the occurrence of any Default described in Section 8.1.4 with respect to the
                                      -------------
          Borrower; and

               (d) immediately when any other Event of Default shall have occurred and be continuing and the Loans shall be declared to be due and payable pursuant to Section 8.3.
                                  -----------

E.   The definition of "Interest Period" within Section 1.1 is amended in its
                        ---------------
     entirety to read as follows:

          "Interest Period" means, relative to any LIBO Rate Loan, the period
           ---------------
     which shall begin on (and include) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to
     Section 4.1, and, unless the final maturity of such LIBO Rate Loan is
     -----------
     accelerated, shall end on (but exclude) the day which numerically corresponds to such date one week or one, two, or three months thereafter, as the Borrower may select in its relevant notice pursuant to Section 4.1;
                                                                   -----------
     provided, however, that:

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

          (b) absent such selection, the Borrower shall be deemed to have selected an Interest Period of one month provided, that if another duration
                                              --------
     shall be required in order to comply with clause (a), such Loan shall be a
                                               ----------
     Base Rate Loan for such duration;

          (c) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

          (d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next following such numerically corresponding day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the preceding Business Day); and

          (e) no Interest Period shall end later than the date established pursuant to clause (a) or (b) of the definition of Commitment Termination
                 ----------    ---
     Date.

F.   The definition of "Significant Subsidiary" within SECTION 1.1 is amended in
                        ----------------------
     its entirety to read as follows:

          "Significant Subsidiary" means McElroy Coal Company, a Delaware
           ----------------------
     corporation; Consol Pennsylvania Coal Company, a Delaware corporation; Nineveh Coal Company, a Delaware corporation; Consolidation Coal Sales Company, a Delaware corporation; Island Creek Coal Company, a Delaware corporation; Laurel Run Mining Company, a Virginia corporation; New Century Holdings, Inc., a Delaware corporation; Keystone Coal Mining Corporation, a Pennsylvania corporation; Helvetia Coal Company, a Pennsylvania corporation; CONSOL Sales Company, a Delaware corporation; Eighty-Four Mining Company, a Pennsylvania corporation; Rochester & Pittsburgh Coal Company, a Pennsylvania corporation; Fairmont Supply Company, a Delaware corporation, and any other wholly-owned direct or indirect Subsidiary of CEI whose assets exceed 5% of the consolidated assets of CEI and the Consolidated Subsidiaries or whose revenues exceed 5% of the consolidated revenues of CEI and the Consolidated Subsidiaries or any other direct or indirect Subsidiary of CEI so designated by the Borrower after the Effective Date.

G.   The definition of "type" within Section 1.1 is amended in its entirety to
                        ----
     read as follows:

          "type" means, relative to the outstanding principal amount of all or
           ----
     any portion of a Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

H.   SECTION 2.1 is amended in its entirety to read as follows:

          SECTION 2.1  Commitment.  Subject to the terms and conditions of this
                       ----------
     Agreement (including Article V), the Bank agrees that it will, from time to
                          ---------
     time on any Business Day occurring during the period commencing on October 29, 1998 and continuing to (but not including) the Commitment Termination Date, make loans ("Loans") to the Borrower equal to the amount of the
                        -----
     Borrowing requested on each such Business Day; provided, however, that all
                                                    --------  -------
     such Loans shall be made on a pro rata basis with loans from all other banks which have Senior Revolving Loan Agreements with the Borrower, and the Bank shall not be permitted or required to make any Loan if, after giving effect thereto, the sum of the aggregate amount of Commercial Paper Indebtedness and the aggregate principal amount of all Loans outstanding at any one time from the Bank plus the aggregate of all loans outstanding under Borrower's other Senior Revolving Loan Agreements would exceed $650,000,000. Subject to the terms hereof, the Borrower may from time to time prior to the Commitment Termination Date borrow, prepay, and reborrow amounts pursuant to the Commitment.

I.   SECTION 2.2 is amended in its entirety to read as follows:

          SECTION 2.2  Total Commitment Amount.  The aggregate amount (the
                       -----------------------
     "Total Commitment Amount") of the Bank's Commitment on any date on or prior to the Commitment Termination Date shall be $100,000,000 less all voluntary reductions to such amount made by the Borrower; provided, however, that all
                                                     --------  -------
     such reductions shall be made on a pro rata basis with reductions of the total commitment amounts of all other banks which have Senior Revolving Loan Agreements with the Borrower, shall require at least three Business Days' prior notice to the Bank and be permanent, and all partial reductions of such amount, in the case of any voluntary reduction, shall be in minimum amounts of $500,000 and in integral multiples of $100,000 in excess thereof.

J.   SECTION 2.3 is amended in its entirety to read as follows:

          SECTION 2.3  Fees.  The Borrower agrees to pay the Bank, for the
                       ----
     period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V)
                                                                    ---------
     commencing on October 29, 1998 and continuing through the Commitment Termination Date, the following fees:

          (a)  a start-up fee of $50,000 due and payable on October 29, 1998;

          (b) a revolving credit facility fee for each day which shall be equal to (i) the applicable percentage for such day, determined, based on the Credit Rating on such day, in accordance with the table set forth below, multiplied by (ii) 1/365, multiplied by (iii) the Total Commitment Amount on such day.

          Credit Rating                      Applicable Percentage
          -------------                      ---------------------
          Level I                                   0.080%
          Level II                                  0.125%
          Level III                                 0.250%

     Such revolving credit facility fees shall be due and payable by the Borrower quarterly in arrears to the Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following October 29, 1998 and on the Commitment Termination Date; and

          (c) a utilization fee for each day on which the aggregate principal amount of all outstanding Loans from the Bank exceeds fifty percent (50%) of the Total Commitment Amount on such day equal to (i) the applicable percentage for such day, determined, based on the Credit Rating on such day, in accordance with the table set forth below, multiplied by (ii) 1/365, multiplied by (iii) the aggregate principal amount of all outstanding Loans from the Bank on such day.

          Credit Rating                      Applicable Percentage
          -------------                      ---------------------
          Level I                                    0.070%
          Level II                                   0.125%
          Level III                                  0.250%

     Such utilization fees shall be due and payable by the Borrower quarterly in arrears to the Bank for the period ending on each Quarterly Payment Date, commencing with the first such day following October 29, 1998 and on the Commitment Termination Date.

K.   SECTION 3.3 is amended in its entirety to read as follows:

          SECTION 3.3  Principal Payments and Prepayments.  The Borrower will
                       ----------------------------------
     repay the outstanding principal amount of the Notes on the Commitment Termination Date. In addition, the Borrower:

          a. may make a voluntary prepayment in part in an aggregate principal amount of not less than $500,000 and an integral multiple of $100,000 in excess thereof, or in full of the outstanding principal amount of the Notes from time to time at any time, in each case upon at least three Business Days' prior notice (or same day notice in the case of a Base Rate Loan) to the Bank;

          b. shall, on each date when any reduction in the Total Commitment Amount shall become effective pursuant to Section 2.2, make a mandatory
                                               -----------
     prepayment of the Notes equal to the excess, if any, of the outstanding principal amount of all Loans over the Total Commitment Amount as so reduced; and

          c. shall, on each date when the sum of the aggregate principal amount of all Loans outstanding plus the Commercial Paper Indebtedness exceeds the Total Commitment Amount, make a mandatory prepayment of the then aggregate outstanding principal amount of all Loans in an aggregate amount equal to such excess.

     Each prepayment of a Note made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. All interest
                                                      -----------
     accrued on the principal amount of Notes prepaid shall be paid on the date of such prepayment. No prepayment of principal of the Notes pursuant to clause (a) or (c) above prior to the Commitment Termination Date shall
     ----------    ---
     cause a reduction in the Total Commitment Amount.

          Each prepayment of the Notes shall, except as the Borrower may otherwise have notified the Bank, be applied, to the extent of such prepayment:

          (a) first, to the principal amount thereof being maintained as a Base Rate Loan; and

          (b) second, to the principal amount thereof being maintained as a LIBO Rate Loan.

L.   SECTION 3.4 is amended in its entirety to read as follows:

          SECTION 3.4  Interest. The Borrower agrees to pay interest on the
                       --------
     principal amount of the Notes from time to time unpaid prior to and at Maturity at a rate per annum:

               (a) on that portion of the outstanding principal amount thereof maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time most recently announced plus the Applicable Margin per annum, and

               (b) on that portion of the outstanding principal amount thereof maintained from time to time as one or more LIBO Rate Loans during each applicable Interest Period, equal to the sum of the LIBO Rate (Reserve

          Adjusted) for such Interest Period plus the Applicable Margin per annum.

M.   SECTION 3.5 is amended in its entirety to read as follows:

          SECTION 3.5  Post-Maturity Rates.  After the Maturity of all or any
                       -------------------
     portion of the principal amount of the Loans or after any other monetary Liabilities shall have become due, the Borrower shall pay interest (after as well as before judgment) on the principal amount of all types of Loans so matured or on such other monetary Liabilities, as the case may be, at a rate per annum which is determined by increasing each of the Applicable Margins set forth in clauses (a) and (b) of Section 3.4 by 2% per annum for
                          -----------     ---    -----------
     Loans so matured and, to the extent permitted by applicable law, at a rate per annum equal to the Base Rate plus 2% for such other monetary Liabilities.

N.   SECTION 3.6 is amended in its entirety to read as follows:

          SECTION 3.6  Payment Dates.  Interest accrued on the Notes prior to
                       -------------
     Maturity (as aforesaid) shall be payable, without duplication:

               (a) on that portion of the outstanding principal amount of each Note maintained as a Base Rate Loan, on each Monthly Payment Date, commencing with the first such Monthly Payment Date following the date of such Notes;

               (b) on that portion of the outstanding principal amount of each Note maintained as one or more LIBO Rate Loans, on the last day of each applicable Interest Period; and

               (c) on that portion of the outstanding principal amount of each Note converted into a Base Rate Loan or a LIBO Rate Loan, as the case may be, on a day when interest would not otherwise have been payable pursuant to clause (a) or (b), on the date of such conversion.
                      ----------    ---

     Interest on the Notes shall be payable at Maturity (as aforesaid) and, thereafter, on demand. The Bank shall give prompt notice to the Borrower of each computation of accrued interest before the due date thereof.

O.   ARTICLE IV is hereby amended in its entirety to read as follows:

                                  ARTICLE IV

                 BASE RATE AND LIBO RATE OPTIONS FOR THE LOANS

     SECTION 4.1    Elections.  The Loans comprising any Borrowing may be made
                    ---------
as a "Base Rate Loan" or, at the Borrower's election made in accordance with
      --------------
this Section, as a loan having for each particular Interest Period a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted) (a "LIBO
                                                                            ----
Rate Loan").  The Borrower may request from time to time by delivering to the
---------
Bank a Continuation/Conversion Notice request, on not less than one (or not less than three if a Loan is to be continued as, or converted into, a LIBO Rate Loan) nor more than five Business Days' notice:

               (a) that all, or any portion in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, of the outstanding principal amount of any Borrowing be converted from Base Rate Loans into LIBO Rate Loans or, subject to Section 4.5, from LIBO Rate Loans
                                              -----------
          into Base Rate Loans; and

               (b) on the expiration of the Interest Period applicable to any LIBO Rate Loans, that all, or any portion in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, of the outstanding principal amount of such LIBO Rate Loans be converted into Base Rate Loans;

provided, however, that:

               (c) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any prepayment required by Section
                                                                     -------
          3.3, unless a sufficient principal amount of other Loans are being
          ---
          maintained as Base Rate Loans to permit such prepayment to be applied in full to such Base Rate Loans; and

               (d) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, a LIBO Rate Loan when any Default has occurred and is continuing.

Each Continuation/Conversion Notice requesting that all, or any portion, of the principal amount of the Loans be continued as, or be converted into, LIBO Rate Loans shall specify the duration of the Interest Period commencing upon such continuation or conversion.

     The Bank may, if it so elects, fulfill its commitment to make or continue any portion of the principal amount of a Loan as, or to convert any portion of the principal amount of a Loan into, one or more LIBO Rate Loans by causing a foreign branch or Affiliate of the Bank to make any such LIBO Rate Loan; provided, however, that in such event such LIBO Rate Loan shall be deemed to
-----------------
have been made by the Bank, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to the Bank and shall be deemed to be held by it, to the extent of such LIBO Rate Loan, for the account of such foreign branch or Affiliate; and provided, further, that the making of such LIBO Rate
                         -----------------
Loans by a foreign branch or Affiliate of the Bank does not result in any additional Taxes assessable against the Bank in connection with any payments made by the Borrower hereunder.

     Whenever the Bank makes any notations pursuant to Section 3.2 on the grid
                                                       -----------
attached to the Note (or on the continuation of such grid) and whenever the Bank converts a Loan into a Base Rate Loan or a LIBO Rate Loan, the Bank will make further notations on the grid attached to such Note (or on such continuation) reflecting the portions of the outstanding principal amounts thereof being maintained as a Base Rate Loan and LIBO Rate Loans. Failure to record any such amounts on the grid shall not limit or otherwise affect the obligations of the Borrower to make payments of principal and interest on each Note when due.

     The Borrower understands that, if it elects that any portion of the principal amount of a Borrowing be made, continued as, or converted into, a LIBO Rate Loan, the Bank may (while being entitled to fund all or any portion of such LIBO Rate Loan as it may see fit) wish to be able to fund such LIBO Rate Loan by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market. Accordingly, in connection with any determination to be made for purposes of
Section 4.2, 4.3, 4.4 or 4.5, it shall be conclusively presumed that the Bank
-----------  ---  ---    ---
has elected to fund all LIBO Rate Loans by purchasing Dollar deposits in such interbank eurodollar market.

     SECTION 4.2    LIBO Rate Lending Unlawful.  If as the result of any
                    --------------------------
Regulatory Change the Bank shall determine (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) that it is unlawful for the Bank to make, continue or maintain a Loan as, or to convert a Loan into, one or more LIBO Rate Loans, the obligation of the Bank under Section 4.1 to make, continue or maintain any portion of the principal
      -----------
amount of a Loan as, or to convert such Loan into, one or more LIBO Rate Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to the Borrower), forthwith terminate, and any portion of the principal amount of a Loan then maintained as one or more LIBO Rate Loans by the Bank shall automatically convert into a Base Rate Loan. If circumstances subsequently change so that the Bank shall determine that it is no longer so affected, the obligation of the Bank under Section 4.1 to make or
                                                     -----------
continue Loans as, or to convert Loans into, LIBO Rate Loans shall, upon such determination (and telephonic notice thereof confirmed in writing to the Borrower), forthwith be reinstated.

     SECTION 4.3    Deposits Unavailable.  If prior to the date on which all or
                    --------------------
any portion of the principal amount of any Loan is to be made, continued as, or converted into, a LIBO Rate Loan, the Bank shall determine for any reason whatsoever (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower) that dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in its relevant market, the Bank shall promptly give telephonic notice of such determination confirmed in writing to the Borrower, and the obligation under
Section 4.1 of the Bank to make, continue any portion of the principal amount of
-----------
a Loan as, or to convert a Loan into, one or more LIBO Rate Loans shall, upon such notification, forthwith terminate; and the portion of all Loans then maintained as LIBO Rate Loans by the Bank shall on the expiration of the Interest Period applicable thereto automatically convert into Base Rate Loans. If circumstances subsequently change so that the Bank shall no longer be so affected, the Bank shall promptly give telephonic notice thereof confirmed in writing to the Borrower and the obligations of the Bank under Section 4.1 to
                                                              -----------
make or continue Loans as, or convert Loans into, LIBO Rate Loans shall be reinstated.

     SECTION 4.4    Capital Adequacy; Increased Costs, etc.  The Borrower
                    --------------------------------------
further agrees to reimburse the Bank for any increase in the cost to the Bank of making, continuing, maintaining or converting (or of its obligation to make, continue, maintain or convert) any of its Loans hereunder (or any portion thereof) and for any reduction in the amount of any sum receivable by the Bank hereunder in respect of making, continuing, maintaining or converting (or of its obligation to make, continue, maintain or convert) any of its Loans hereunder (or any portion thereof) from time to time by reason of:

               (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), the adoption or compliance with any capital adequacy, reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, under or pursuant to any law, treaty, rule, regulation (including any F.R.S. Board regulation), or requirement in effect on the date hereof, or as the result of any Regulatory Change; or

               (b) any Regulatory Change which shall subject the Bank to any tax (other than taxes on net income or receipts), levy, impost, charge, fee, duty, deduction, or withholding of any kind whatsoever or change the taxation of any Loan made or maintained as a LIBO Rate Loan and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income or receipts).

In any such event, the Bank shall promptly notify the Borrower thereof stating the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable on demand after receipt of such notice. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by the Bank to the Borrower and shall, in the absence of demonstrable error, be conclusive and binding on the Borrower. In the event that the Borrower is required to pay an additional amount pursuant to this Section 4.4 to the Bank, then the Borrower shall have
                        -----------
the right to seek a substitute bank or banks to replace the Bank under this Agreement in accordance with the provisions of Section 10.11(b).
                                               ----------------

     SECTION 4.5    Funding Losses.  In the event the Bank shall incur any loss
                    --------------
or expense (including any loss or expense incurred by reason of the liquidation, or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of:

               (a) payment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.3 or
                                                         -----------
          otherwise;

               (b) any conversion of all or any portion of the outstanding principal amount of any LIBO Rate Loan to a Base Rate Loan pursuant to
          Section 4.1 prior to the expiration of the Interest Period then
          -----------
          applicable thereto (but excluding in each case any loss or expense resulting therefrom to the extent the Bank is reimbursed therefor by interest payable pursuant to clause (c) of Section 3.6); or
                                       ----------    ------------

               (c) a Loan not being made, continued as, or converted into, a LIBO Rate Loan in accordance with a Loan Request or the Continuation/Conversion Notice given therefor (other than as the result of a default by the Bank in complying with such Loan Request or such Continuation/Conversion Notice);

     then, upon the request of the Bank, the Borrower shall pay directly to the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. A certificate as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by the Bank to the Borrower and shall, in the absence of demonstrable error, be conclusive and binding on the Borrower.

P. SECTION 6.18 is hereby added to the Loan Agreement, to read as follows:

          SECTION 6.18  Year 2000.  The Borrower has reviewed the areas within
                        ---------
     its business and operations which could be adversely affected by, and has developed or is developing a program to address, on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. The Borrower believes that with modification and replacement of existing software and hardware, the Year 2000 Issue can be substantially mitigated. However, if such modifications and replacements are not made, or are not completed on a timely basis, which the Borrower currently does not anticipate, the Year 2000 Issue could have a material impact on the operations of the Borrower. The inability of a substantial number of third parties to complete their Year 2000 resolution process could materially impact the Borrower.

Q.   SECTION 6.19 is hereby added to the Loan Agreement, to read as follows:

          SECTION 6.19  Borrower's Solvency.  Both prior to and after giving
                        -------------------
     effect to the Sixth Amendment to this Agreement dated October 29, 1998, and the increase in the Total Commitment effected thereby, the Borrower is and will be Solvent. As used in this Section, "Solvent" means the Borrower is able to pay its debts as they become due in the usual course of business.

R.   SECTION 7.2.6 is amended in its entirety to read as follows:

          SECTION 7.2.6  Dividends.  Neither the Borrower nor either Guarantor
                         ---------
     shall pay any dividends to its respective shareholders upon the occurrence, or during the continuance of, any Default. No dividend shall be paid by Borrower or either Guarantor other than in accordance with all applicable provisions of law including, without limitation, the Delaware General Corporation Law, as amended.

S.   SECTION 8.1.11 is amended in its entirety to read as follows:

          SECTION 8.1.11  Credit Rating.  Borrower having neither a Credit
                          -------------
     Rating from S&P nor Moody's at the same time, or having a Credit Rating from S&P of less than BB- or a Credit Rating from Moody's of less than Ba3.

T.   SECTION 8.1.12 is hereby added to the Loan Agreement, to read as follows:

          SECTION 8.1.12  Funded Debt Ratio.  The ratio of Borrower's total
                          -----------------
     Indebtedness for Borrowed Money on any day to total earnings for the last four consecutive complete calendar quarters (before interest, taxes, depreciation and amortization and excluding any extraordinary gains or losses) exceeds 2.5:1, and Borrower's Credit Rating is at Level II or Level III.

          1. All other terms and conditions of the Loan Agreement all remain in full force and effect and are hereby ratified.

          2. This sixth Amendment may be executed by the parties hereto in several counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          3. As of the date hereof, no Default or Event of Default has occurred and is continuing.

          4. The representations and warranties set forth in Article VI Loan Agreement are true and correct on and as of the date of as if made on the date hereof.

          5. This Sixth Amendment shall be governed by the internal laws of the State of New York.

          6. Each Guarantor consents to the terms of this Sixth Amendment including, without limitation, the increase to the Total Commitment Amount, confirms the continuing validity and effectiveness of its guaranty and agrees that its guaranty shall be unaffected by the terms of this Sixth Amendment.

     IN WITNESS WHEREOF, Borrower, Bank and the Guarantors have caused this Sixth Amendment to the Senior Revolving Loan Agreement to be executed by their respective, duly authorized officers or representatives as of the day and year first above written.


                                   CONSOLIDATION COAL COMPANY



                                   By /s/ Karen L. Zemba
                                      ----------------------------
                                      Karen L. Zemba
                                      Vice President and Treasurer



                                   MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                   By /s/ Kathryn Sayko-Yanes
                                      -----------------------------
                                   Name Kathryn Sayko-Yanes
                                        ---------------------------
                                   Title Vice President
                                         --------------------------

                                   CONSOL Inc.

                                   By /s/ Karen L. Zemba
                                      -----------------------------
                                   Its Vice President & President
                                       ----------------------------


                                   CONSOL Energy Inc.

                                   By /s/ J. P. Garniewski
                                      -----------------------------

                                   Its J. P. Garniewski Jr., Assistant Secretary
                                       -----------------------------------------

                            SCHEDULE TO EXHIBIT 10.7


     In addition, to Exhibit 10.7, Consolidation Coal Company entered into Sixth Amendments to the Senior Revolving Loan Agreements of the same date with each of the following banks, all of which are substantially identical to Exhibit 10.7 in all material respects:

     PNC Bank

     The Bank of Nova Scotia

     Citibank N.A.

     Mellon Bank, N.A.